Exhibit 99.2 CM Bermuda Investor Agreement December 30, 2024

Disclaimer Basis of Presentation and Non-GAAP Financial Measures: Unless the context otherwise indicates or requires, as used in this presentation references to we, our, us, the Company, and SiriusPoint refer to SiriusPoint Ltd. and directly and indirectly owned subsidiaries, as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries. We have made rounding adjustments to reach some of the figures included in this presentation and, unless otherwise indicated, percentages presented in this presentation are approximate. In presenting SiriusPoint's results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States ( GAAP ). SiriusPoint's management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint's financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core combined ratio is a non-GAAP financial measure. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company's decision to exit the runoff business. Underlying annualized return on equity on average common shareholders' equity ( ROE ) is also a non-GAAP financial measure. Underlying ROE is calculated by dividing annualized underlying net income available to SiriusPoint common shareholders for the period by the average common shareholders' equity, excluding accumulated other comprehensive income (loss). A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is contained in our earnings release and our Form 10-K for the fiscal year ended December 31, 2023. Safe Harbor Statement Regarding Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. The Company cautions you that the forward-looking information presented in this presentation is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this presentation. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as believes, intends, seeks, anticipates, aims, plans, targets, estimates, expects, assumes, continues, guidance, should, could, will, may and the negative of these or similar terms and phrases. Specific forward- looking statements in this press release include, but not limited to, statements regarding the trend of our performance as compared to the previous guidance, the current insurtech market trends, our ability to generate shareholder value and whether we will continue to have momentum in our business in the future. Actual events, results and outcomes may differ materially from the Company's expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events such as uncertainties with respect to COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, and ongoing conflicts in Europe and the Middle East; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint's insurance and reinsurance subsidiaries' ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint's investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents, managing general underwriters and/or program administrators; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint's response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company's Board of Directors or any committee thereof; and other risks and factors listed under Risk Factors in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission. Additionally, the transactions contemplated by the securities repurchase agreement with CM Bermuda Limited are subject to risks and uncertainties and factors that could cause SiriusPoint’s actual results to differ from those statements herein including, but not limited to: that SiriusPoint may be unable to complete the proposed transactions because, among other reasons, conditions to the closing of the proposed transactions are not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the securities repurchase agreement; one or more third parties could seek to acquire the common shares and warrants owned by CM Bermuda prior to the closing of the repurchase transaction; obligations or capital requirements of our subsidiaries could delay or impair SiriusPoint’s access to available sources of liquidity and ability to fund the second payment; and the outcome of any legal proceedings to the extent initiated against SiriusPoint or others following the announcement of the proposed transaction, as well as SiriusPoint’s response to any of the aforementioned factors. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For information purposes only 2

A Big Step Forward in Repositioning SiriusPoint

Our three strategic priorities have been clear:

Simplify the Business	Reduce Volatility	Focus on Profitability and ROE

- Today's agreement marks a significant milestone against these priorities[2]:
  - We announced a simplification of our Corporate Governance structure, with CM Bermuda[1] relinquishing their board seat and board observer upon closing of share repurchase
  - Reduction in volatility in our income statement resulting from the surrender of the dilutive merger warrants
  - Focus on Profitability and ROE, with the agreement meaningfully accretive to EPS and ROE and accretive to BVPS
- Furthermore, the CM Bermuda[1] agreement increases SiriusPoint's free float as a % of market cap and removes an over-hang[3]
- Agreed purchase price for both common shares and warrants is at a discount to book value per share and 30-day VWAP[4]
- SiriusPoint's simplified shareholder base allows the company to successfully achieve its strategic and financial objectives

Notes: [1] CM Bermuda is an affiliate of CMIG International Holding Pte. Ltd. [2] See Appendix 1 on slides 8 and 9 for further detail on progress previously made against our three strategic priorities. [3] See Appendix 2 for Shareholder Timeline. [4] Volume weighted average price.

For information purposes only 3

CM Bermuda Agreement Summary 1 Key Takeaways • Full repurchase of all CM Bermuda common shares and outstanding warrants for $733m agreed Buyback agreed for • 45.7m shares repurchased at $14.25, represents a 6% 2 45.7m outstanding shares discount to 30-day VWAP (28.2% of shares outstanding) • 21.0m warrants surrendered, with proceeds of $3.56 per warrant ($11.00 strike price) • First payment of $250m paid December 30, 2024. Final 21.0m of dilutive merger payment of $483m to be paid on or before February 28, 2025 warrants surrendered and retired • Shares will remain legally outstanding until final payment, but under US GAAP rules they will no longer be 3 considered outstanding as of December 30, 2024 • Deal to be financed through existing excess capital, no Agreement is accretive to increase in debt issuance Q3’24 EPS, ROE and BVPS • BSCR and debt-to-capital levels remain within target ranges Notes: [1] CM Bermuda is an affiliate of CMIG International Holding Pte. Ltd. [2] Volume weighted average price as of 12/27/24. [3] December 31, 2024 GAAP balance sheet will reflect fully reduced Shareholders’ Equity and shares outstanding. For information purposes only 4

Transaction Economics Q3’24 Q3’24 • The effect of the agreement is forecast to be Pro-forma accretive to EPS, ROE and BVPS • EPS accretion greater than 20% BVPS $15.41 $15.67 Diluted BVPS $14.73 $15.32 • ROE accretion greater than 200 bps • Q3 diluted BVPS increases by 4% 1 Shareholders’ Equity $2,495m $1,820m • Warrant retirement removes the liability-classified Common Shares 161.9m 116.1m Outstanding financial instruments from the balance sheet and a source of income statement volatility Liability-Classified $58.4m $0m Financial Instruments • Cash repurchase eliminates potential future dilution to existing shareholders Notes: [1] Common Shareholder’s Equity, excluding Preference Shares. For information purposes only 5

Financial Impacts Debt-to-Capital BSCR Capitalization 284% 27.3% 265% 261% 25.8% 255% 25.4% 25.3% 24.6% 238% 237% 23.8% 22.8% 219% 217% 218% 19.7% 194% 19.3% Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q3'24 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q3'24 Pro-forma Pro-forma • BSCR remains strong, above historic levels, and • Debt-to-capital is below historic levels within target range following the transactions • No additional debt instruments to be issued to • BSCR forecast to be in the range of 230-260% by fund the share buyback year end 2025 For information purposes only 6

Appendix For information purposes only 7

Appendix 1 Decisive Actions Across “Three Priorities” What we said we would do: What we have done: Fully integrated “One SiriusPoint” with significant improvement on employee engagement metrics Ongoing rationalization of MGA equity stakes down to 22 from 36 Simplify the Business Deconsolidation of Arcadian, with no future impact to net income Exit from non-core lines of business, such as Cyber and Workers’ Compensation Simplification of capital structure through $400m debt refinancing and CMIG shareholder transactions Increased mix from Specialty, MGA and A&H while reducing Property mix from 22% to 16% of portfolio Executed on 2 loss portfolio transfers covering $1.7bn of reserves, removing risk from exited business Reduced PMLs by ~50% since Q2 2021, resulting in lower Cat losses Reduce Volatility De-risked investment portfolio through asset reallocation to be more in-line with peers BSCR improved from 194% in Q3’22 to 265% today 1 Debt to capital ratio decreased from 23.8% at FY 23 to 19.7% at Q3'24 following $115m debt retirement Disciplined underwriting actions resulting in 8th straight quarter of underwriting profit Execution of cost-saving actions that have resulted in >$50m of run-rate savings Focus on Profitability Improved net investment income with higher interest rates aided by tactical portfolio shift Implementation of capital management strategy: announced share repurchase and increased share and ROE repurchase authorization 2 Established medium term target ROE of 12-15%. 9M'24 annualized underlying ROE of 14.4% Notes: [1] Debt to Capital Ratio calculated as debt divided by total capital. Total capital represents the sum of shareholders' equity and debt. Debt in this calculation excludes preference shares. [2] Underlying ROE represents a non-GAAP measure. See page 2 for further details. For information purposes only 8

Appendix 1 Track Record of Delivery against Strategic Priorities (numbers in USD millions, except per share data) 1,2 1,2 Core Combined Ratio (ex. LPT) Favorable Prior Year Development Eight consecutive quarters of profitable underwriting performance Reserving prudence demonstrated by track record of favorable PYD 3 4 Net Income Book Value Per Share 4 Creating a track record of consistent earnings and value creation 30% growth in BVPS , with significant off-balance sheet MGA value remaining $131.9 $109.9 $93.5 $90.8 $64.6 $55.9 $57.5 $4.5 $(26.6) Net Income CMIG Transaction Settlement Notes: [1] Reflects Core business. [2] Adjusted to exclude benefits relating to LPT transactions. [3] Net Income available to SiriusPoint common shareholders. [4] Book Value per Diluted Common Share. For information purposes only 9

Appendix 2

Shareholder Timeline

		CMIG[1] Shares O/S[2]	CMIG[1] Potential Shares O/S[2,3]
December 2023	SiriusPoint notified that shares beneficially owned by CM Bermuda were pledged against a loan in a private receivership of its parent, CMIG International Holding Pte Ltd	33%	44%
August 2024	SiriusPoint repurchases 9.1m common shares from CM Bermuda Full settlement of Series A Preference shares, in cash, with CM Bermuda	28%	36%
December 2024	SiriusPoint agrees to purchase all remaining outstanding common shares (~45.7m) and all remaining merger warrants (~21m) owned by CM Bermuda	0%	0%
February 2025	CM Bermuda repurchase agreement closing deadline, with board seat and board observer right to be relinquished upon close	0%	0%

- Corporate Governance Structure Simplified
- Free Float as % of Market Cap Increased
- Better placed to meet Strategic and Financial objectives

Notes: [1] CM Bermuda is an affiliate of CMIG International Holding Pte. Ltd. [2] Shares outstanding are on a US GAAP basis, not a legally outstanding basis. Legally, the shares will remain outstanding until agreement closing deadline. [3] Potential shares outstanding includes any Series A Preference Shares and Merger Warrants which may have been exercisable.

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